UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2021

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230 .40 5 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Information to be Included in the Report

Item 1.02	Termination of a Material Definitive Agreement

On October 25, 2021, the Securities and Asset Purchase Agreement dated November 2, 2020 (the “Purchase Agreement”) by and between Modine Manufacturing Company (the “Company”) and Dana Incorporated, a Delaware Corporation (“Buyer”), pursuant to which the Company agreed to sell the liquid-cooled portion and air-cooled electric vehicle portion of its automotive business (the “Business”) to Buyer, was terminated by mutual agreement of the parties thereto.  The parties had been actively engaged in the regulatory review process in Germany in connection with the transactions contemplated under the Purchase Agreement, and mutually determined that it is no longer in the best interests of either party to pursue such transactions.

Subject to the terms and conditions of the Purchase Agreement, Buyer had agreed to purchase (i) all of the outstanding equity interests of certain subsidiaries of the Company that hold the Business and (ii) certain intellectual property used for the Business. The completion of the transaction was subject to customary closing conditions, including, among others, the receipt of approvals under or expiration or termination of applicable waiting periods under applicable competition and foreign investment laws.  The Purchase Agreement included customary termination provisions in favor of the Company, on the one hand, and Buyer, on the other hand, including if the closing of the Transaction did not occur on or before the extended termination date of November 2, 2021.  Neither the Company nor Buyer owes a fee to the other in connection with the termination.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated November 2, 2020, which is incorporated herein by reference.  In connection with the termination of the Purchase Agreement, the Company and Buyer entered into that certain Termination Agreement dated as of October 25, 2021 (the “Termination Agreement”).  A copy of the Termination Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 25, 2021, the Company issued a press release announcing the termination of the Purchase Agreement. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being furnished herewith:

2.1	Termination Agreement by and between the Company and Buyer, dated as of October 25, 2021

99.1	Press Release issued by the Company on October 25, 2021

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

	By:	/s/ Sylvia A. Stein
Sylvia A. Stein
Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Date: October 25, 2021